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Zenith - Draft #4
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                    ZENITH COMMENCES PREPACKAGED BANKRUPTCY
                        WITH STRONG BONDHOLDER SUPPORT

            Court Proceeding to Have Minimal Impact on Operations;
                 Trade Creditors and Vendors Remain Unimpaired


GLENVIEW, Ill., August 23, 1999 - Zenith Electronics Corporation today commenced its prepackaged plan of reorganization with the overwhelming support of its creditors by filing a Chapter 11 petition in the U.S. Bankruptcy Court in Wilmington, Delaware.

     With bondholder approval and financing in place, today's filing represents one of the final steps in Zenith's restructuring.

     "We are gratified by the extremely strong support of our creditors in endorsing our plan to achieve financial stability and to rebuild Zenith," said Jeffrey P. Gannon, Zenith president and chief executive officer. "Our operational restructuring - transforming Zenith into a sales, marketing, and technology company - is proceeding on schedule."

     The company said that of the creditors who voted in its prepetition solicitation of consents, 97 percent of voting bondholders voted in favor of the plan of reorganization. Pursuant to the plan, current holders of the $103.5 million in principal amount of the 6-1/4 percent Convertible Subordinated Debentures will receive $50 million of new 8.19 percent senior debentures maturing in November 2009.

     As announced in April, Zenith has entered into a binding agreement with Citicorp North America Inc. to provide a $150 million debtor-in-possession financing facility to cover the period during the prepackaged court proceeding and a new three-year, $150
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Zenith - Draft #4
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million credit facility to cover the period following the completion of the
Company's restructuring.

     Under the plan, trade creditors and vendors will not be impaired and will continue to be paid in the ordinary course of business. The company also expects to continue to pay employees' pre-petition and post-petition wages, salaries and benefits without interruption, and to fulfill obligations to customers throughout the reorganization.

     Under the plan, all outstanding common stock, including that for which LG Electronics (LGE) paid $380 million, will be canceled, and no stockholders, including LGE, will receive any distribution for their shares.

     As part of the restructuring, the company's largest creditor, LGE, has agreed to exchange $200 million of its claims for 100 percent of the newly issued equity of the reorganized Zenith. In exchange for other claims, LGE will receive certain operating assets and LGE New Restructured Senior Notes.

     Following the restructuring, Zenith will be a wholly owned subsidiary of LGE. "After emerging from the reorganization, Zenith will have access to LGE's considerable research and manufacturing resources, enhancing Zenith's strength and ability to compete in the rapidly evolving television industry," Gannon said.

     Major elements of Zenith's operational restructuring - establishing new sourcing agreements with world-class manufacturers and de-emphasizing Zenith's own manufacturing - have been completed. Zenith has closed or sold all of its manufacturing operations except the Reynosa, Mexico, TV assembly plant, which will be transferred to LGE as part of the restructuring.
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     John Koo, vice chairman and chief executive officer of LG Electronics, said, "LGE considers Zenith a very important part of our North American business strategy. While from a financial perspective, LGE's investment in Zenith has yielded disappointing results, we are committed to participating in this restructuring because we believe that a restructured, refocused Zenith can be an effective competitor in the North American television industry."

     Zenith, based in Glenview, Ill., is a long-time leader in electronic entertainment products. Zenith's largest stockholder is LGE, a global leader in consumer electronics with operations in 180 countries and annual sales of more than $9 billion. LGE, which owns 55 percent of the company's outstanding shares, acquired its majority interest in November 1995.

                                     -30-
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CONTACT: John I. Taylor (847) 391-8181

Certain statements in this announcement, such as statements regarding the company's strategies, plans, objectives and expectations, are forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results of the company or of its efforts to execute a business and financial restructuring to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, the effect of competition in the markets served by the company, the availability and terms of additional financing for the company, the actions of the company's existing creditors and majority stockholder, the ability of the company and LGE to secure necessary Korean and U.S. governmental approvals with respect to the restructuring plan, and other factors referred to in the company's Quarterly Report on Form 10-Q for the period ended July 3, 1999, and amended Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 9, 1999. Given these uncertainties, undue reliance should not be placed on any forward-looking statement contained herein.

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